SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  May 31, 1995



                            KUHLMAN CORPORATION
          (Exact Name of Registrant as Specified in its Charter)



  Delaware                   1-7695               58-2058047
(State or other     (Commission File Number)     (IRS Employer
 Jurisdiction of                              Identification No.)
 Incorporation)

1 Skidaway Village Walk, Suite 201, Savannah, Georgia         31411
     (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (912) 598-7809



                              Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)


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Item 2.   Acquisition or Disposition of Assets

On May 31, 1995 (the "Closing Date"), Spinner Acquisition Corp. ("Spinner"), a Delaware corporation and a wholly-owned subsidiary of Kuhlman Corporation (the "Company"), was merged with and into Schwitzer, Inc., a Delaware corporation and New York Stock Exchange listed company ("Schwitzer"), pursuant to an Agreement and Plan of Merger dated as of February 25, 1995, among the Company, Spinner, and Schwitzer (the "Agreement"), following approval by the stockholders of each of the Company and Schwitzer at their respective annual meetings held on the Closing Date.

The merger became effective upon the filing of a Certificate of Merger with the Delaware Secretary of State on the Closing Date. At the effective time of the merger, and pursuant to the Agreement, each outstanding share of common stock of Schwitzer, par value $.10 per share, was converted into 0.9615 share of common stock of the Company, par value $1.00 per share.

Schwitzer is engaged in the design, manufacture and marketing of industrial products, including turbochargers, fan drives, cooling fans and crankshaft vibration dampers, for enhancing the efficiency of diesel and gasoline engines.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     Not applicable as the financial statements have been previously filed.

(b)  Pro Forma Financial Information

     Not applicable as substantially the same financial information has been previously filed.

(c)  Exhibits

     (2)(a) Agreement and Plan of Merger among Kuhlman Corporation, Spinner Acquisition Corp., and Schwitzer, Inc., dated as of February 25, 1995 (incorporated by reference to Exhibit (10)(a) to Current Report of Kuhlman Corporation on Form 8-K dated February 25, 1995.)


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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              KUHLMAN CORPORATION
                              (Registrant)

                              By:  /s/  Robert S. Jepson, Jr.
                                 -------------------------------
                                   Robert S. Jepson, Jr.
                                   Chairman of the Board and
                                   Chief Executive Officer



Dated:  June 14, 1995